Exhibit 99.1

Argon ST, Inc. Announces Second Quarter 2010 Results Bookings of $128.4 Million for the Quarter

FAIRFAX, Va.--(BUSINESS WIRE)--May 13, 2010--Argon ST, Inc. (NASDAQ: STST), a leading developer of command, control, communications, computers, combat systems, intelligence, surveillance, and reconnaissance (C5ISR) systems, today reported results for the second fiscal quarter ended April 4, 2010:

  Revenue for the second quarter was $77.3 million; revenue for the first half of fiscal 2010 was $150.5 million.
  Operating income for the second quarter was $7.6 million, or 9.8 percent of revenue; operating income for the first half of fiscal 2010 was $15.0 million or 10.0 percent of revenue.
  Fully diluted earnings per share for the second quarter of fiscal 2010 was $0.21 on 22.3 million shares and share equivalents; fully diluted earnings per share for the first half of fiscal 2010 was $0.42 on 22.4 million shares and share equivalents.
  Adjusted EBITDA for the quarter was $12.1 million, or 15.6 percent of revenue; adjusted EBITDA for the first half of fiscal 2010 was $23.7 million, or 15.7 percent of revenue.
  The company was awarded contract bookings of $128.4 million in the quarter and ended the quarter with a backlog of $258.8 million.

“We are pleased with our bookings and the resultant $50 million net increase in our backlog for the quarter, and our pipeline remains strong,” commented Dr. Terry Collins, Chairman and Chief Executive Officer, Argon ST. “We are adjusting our FY10 revenue guidance range downward by $20 million, primarily as a result of the termination of our Cerberus contract. This approximately $23 million contract was expected to execute almost entirely in this fiscal year. At the current time we expect the government to compete this work, but we are not able to predict the timing of an award or associated revenue generation. Other FY10 financial measures reflect the reduction of this revenue.”

Terry Collins continued, “Our evaluation of strategic alternatives is progressing while we continue to grow our business, strengthen our market position, and provide quality systems to our customers.”

Kerry Rowe, President and Chief Operating Officer, Argon ST said, “We are extremely excited this quarter about the U.S. Navy’s Acquisition Milestone C decision, and Low Rate Initial Production contract award, on our flagship Lighthouse 3.0 SSEE Increment F system. This production effort follows directly on the heels of Argon’s successful production and acceptance of our 81st and final SSEE Increment E system.”

Second Quarter 2010 and 2009 Financial Highlights

Financial highlights from the quarters ended April 4, 2010 and March 29, 2009 include:
(in millions, except per share amounts):

	Q2 2010	Q2 2009	YTD 2010	YTD 2009
Revenue	$77.3	$95.6	$150.5	$179.6
Operating Income	7.6	9.4	15.0	17.0
Non-GAAP Operating Income (a)	7.6	10.0	15.0	17.6
Adjusted EBITDA (a)	12.1	13.9	23.7	24.6
Net Income	4.7	5.8	9.3	11.0
Non-GAAP Net Income (a)	4.7	6.2	9.3	11.4
Net Income per share, fully diluted	$0.21	$0.26	$0.42	$0.50
Non-GAAP Net Income per share (a)	$0.21	$0.28	$0.42	$0.52

Notes: (a) Denotes a non-GAAP financial measure. For important information about these measures please see below under “Non-GAAP Financial Measures” and Annex A, which provides a detailed reconciliation to GAAP measures.

Three Month Results

For the second quarter ended April 4, 2010 revenue was $77.3 million. This represents a 19.1 percent decrease compared to revenue of $95.6 million in the second quarter of the prior year.

Operating income for the quarter was $7.6 million. This represents a 19.3 percent decrease compared to GAAP operating income of $9.4 million in the second quarter of the prior year. Non-GAAP operating income in the second quarter of the prior year was $10.0 million, which excludes a one-time charge of $0.6 million for the resolution of a legal claim.

Adjusted EBITDA for the second quarter was $12.1 million, or 15.6 percent of revenue. This represents a 12.9 percent decrease compared to Adjusted EBITDA of $13.9 million, or 14.5 percent of revenue, in the second quarter of the prior year.

Net income for the quarter was $4.7 million. This represents a 19.1 percent decrease compared to GAAP net income of $5.8 million in the second quarter of the prior year. Non-GAAP net income in the second quarter of the prior year was $6.2 million.

Fully diluted earnings per share for the quarter was $0.21 on 22.3 million shares and share equivalents. GAAP Fully diluted earnings per share in the second quarter of the prior year was $0.26 on 22.0 million shares and share equivalents. Non-GAAP fully diluted earnings per share in the second quarter of the prior year was $0.28 on 22.0 million shares and share equivalents.

Six Month Results

For the six months ended April 4, 2010 revenue was $150.5 million. This represents a 16.2 percent decrease compared to revenue of $179.6 million in the first six months of the prior year.

Operating income for the first six months was $15.0 million. This represents an 11.6 percent decrease compared to GAAP operating income of $17.0 million in the same period of the prior year. Non-GAAP operating income for the first six months in 2009 was $17.6 million, which excludes a one-time charge of $0.6 million for the resolution of a legal claim.

Adjusted EBITDA for the six months ended April 4, 2010 was $23.7 million, or 15.7 percent margin on revenue. This represents a 4.0 percent decrease compared to Adjusted EBITDA of $24.6 million, or 13.7 percent margin on revenue in the same period of the prior year.

Net income for the six months ended April 4, 2010 was $9.3 million, or 6.2 percent margin on revenue. This represents a 15.3 percent decrease compared to GAAP net income of $11.0 million, or 6.1 percent margin on revenue in the same period of the prior year. Non-GAAP net income for the six months of the prior year was $11.4 million, or 6.4 percent margin on revenue.

Fully diluted earnings per share for the six months ended April 4, 2010 was $0.42 on 22.4 million shares and share equivalents. GAAP Fully diluted earnings per share for the six months ended March 29, 2009 was $0.50 on 22.0 million shares and share equivalents. Non-GAAP fully diluted earnings per share for the six months ended March 29, 2009 was $0.52 on 22.0 million shares and share equivalents.

Balance Sheet

The Company ended the quarter with $24.6 million in cash and cash equivalents and no debt.

2010 Outlook

Argon management provides revised guidance for the fiscal year ending September 30, 2010:

  Revenue is anticipated to be in the range of $370 to $390 million
  Operating income is anticipated to be in the range of $37 to $42 million
  Adjusted EBITDA is anticipated to be in the range of $53 to $58 million

Non-GAAP Financial Measures

In addition to the Company’s financial results reported in accordance with accounting principles generally accepted in the United States of America (GAAP) included in this press release, the Company has provided certain financial measures that are not calculated according to GAAP. The four measures and their definitions are:

  Non-GAAP Operating Income is defined as operating income on a GAAP basis excluding one-time charges.
  Adjusted EBITDA is defined as earnings before interest, taxes, depreciation, amortization, stock-based compensation, acquisition related retention and excludes one-time charges.
  Non-GAAP Net Income is defined as net income on a GAAP basis excluding one-time charges.
  Non-GAAP Net Income per fully diluted share is defined as fully diluted earnings per share on a GAAP basis excluding the per share impact of one time charges.

These Non-GAAP measures are provided to enhance investors’ overall understanding of the Company’s financial performance and the Company’s prospects for the future.

Specifically, management believes that the measures non-GAAP operating income, non-GAAP net income, and non-GAAP net income per fully diluted share provide investors an important perspective on the Company's ongoing operations and provide additional insight into underlying business performance.

Management believes that the measure Adjusted EBITDA provides investors important information about the operating trends of the Company. Adjusted EBITDA excludes certain non-cash expenses, such as stock-based compensation expense, and other expenses that management does not believe are reflective of ongoing operating results. Management uses Adjusted EBITDA to evaluate performance of its business operations.

These non-GAAP measures are not in accordance with, or an alternative for, measures prepared in accordance with GAAP and may be different from measures used by other companies. In addition, these non-GAAP measures are not based on any comprehensive set of accounting rules or principles. Non-GAAP measures have limitations in that they do not reflect all of the amounts associated with the Company’s results of operations as determined in accordance with GAAP. These measures should only be used to evaluate the Company’s results of operations in conjunction with the corresponding GAAP measures.

Reconciliation to the nearest GAAP measure of all non-GAAP measures included in this press release can be found in the tables included on Annex A of this press release.

Conference Call Information

The Company will conduct a conference call at 10:00 a.m. Eastern Daylight Time on Thursday, May 13, 2010 to discuss the financial results for the fiscal 2010 second quarter ending April 4, 2010.

To participate in the live conference call, please dial the following number five to ten minutes prior to the scheduled conference call time: 800-260-8140. International callers should dial 617-614-3672. When prompted by the operator, provide conference passcode 85251678.

If you are unable to participate in the call at this time, a replay will be available for one week starting on Thursday, May 13, 2010 at approximately 1:00 p.m. Eastern Daylight Time. To access the replay, dial 888-286-8010 and enter passcode 60191821. International callers should dial 617-801-6888 and enter the same passcode 60191821.

The conference call will be broadcast live over the Internet and can be accessed by all interested parties at the Company’s website www.argonst.com. Please access the link at least fifteen minutes prior to the start of the call to register, download, and install any necessary audio software. For those unable to participate during the live broadcast, a replay will be available shortly after the call by accessing the same link.

About Argon ST, Inc.

Argon ST, Inc. designs, develops, and produces systems and sensors for the Command, Control, Communications, Computers, Combat Systems, Intelligence, Surveillance, and Reconnaissance (C5ISR) markets including SIGINT (Signals Intelligence), ESM (Electronic Support Measures), EW (Electronic Warfare), IO (Information Operations), imaging, and acoustic systems serving domestic and international markets. For news and information visit www.argonst.com.

Forward-Looking Statements

Statements in this press release which are not historical facts are forward-looking statements under the provision of the Private Securities Litigation Reform Act of 1995. These statements may contain words such as “expects”,”anticipates”, “could”, “believes”, “estimates”, “intends”, “may”, “envisions”, “targets” or other similar words. Forward-looking statements are not guarantees of future performance and are based upon numerous assumptions about future conditions that could prove not to be accurate. Forward-looking statements are subject to numerous risks and uncertainties, including without limitation the risks and uncertainties identified in the reports filed by the Company with the Securities and Exchange Commission (including the Company’s Form 10-K for the fiscal year ended September 30, 2009). Some of these specific risks, although not all, are: general economic, business and political conditions nationally and internationally, including federal budgetary priorities; the market for the Company’s products and services; changes in the U.S. federal government procurement laws, regulations, and policies; the number, length and type of contracts and task orders awarded to the Company by its commercial and governmental customers; difficulties in developing and producing operationally advanced technology systems; the cost and availability of office and laboratory space; the timing and customer acceptance of contract deliverables; the Company’s ability to attract and retain qualified personnel, including personnel with appropriate security clearances; charges from any future impairment reviews; the future impact of any acquisitions or divestitures the Company may make, including any outcome of our exploration of strategic alternatives; the competitive environment for information technology products and services; availability of cash or capital; the Company’s exploration of strategic alternatives; and other factors affecting the Company’s business that are beyond its control. All of the forward-looking statements should be considered in light of these factors. Investors should not put undue reliance on any forward-looking statements. We undertake no obligation to update these forward-looking statements to reflect new information, future events or otherwise.

ARGON ST, INC. AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS
(In thousands, except per share and share amounts)

	April 4,	September 30,
ASSETS	2010	2009
CURRENT ASSETS	(unaudited)
Cash and cash equivalents	$24,551	$43,108
Accounts receivable, net	147,721	116,656
Inventory, net	6,598	6,021
Deferred project costs	1,304	2,296
Deferred income tax asset	5,296	5,137
Prepaids and other	1,530	1,499
TOTAL CURRENT ASSETS	187,000	174,717
Property, equipment and software, net	26,134	28,042
Goodwill	173,948	173,948
Intangibles, net	2,344	2,745
Other assets	485	573
TOTAL ASSETS	$389,911	$380,025

LIABILITIES AND STOCKHOLDERS' EQUITY
CURRENT LIABILITIES
Accounts payable and accrued expenses	$22,862	$32,526
Accrued salaries and related expenses	13,810	13,887
Deferred revenue	15,146	5,504
Income taxes payable	1,319	4,784
Other current liabilities	45	155
TOTAL CURRENT LIABILITIES	53,182	56,856
Deferred income tax liability, long-term	1,609	1,942
Other long-term liabilities	2,869	1,649
Commitments and contingencies
STOCKHOLDERS' EQUITY
Common stock	231	230
Additional paid in capital	230,636	227,288
Treasury stock	(19,923)	(19,923)
Retained earnings	121,307	111,983
TOTAL STOCKHOLDERS' EQUITY	332,251	319,578
TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY	$389,911	$380,025

ARGON ST, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF EARNINGS (unaudited)
(In thousands, except share and per share amounts)

	For the Three Months Ended		For the Six Months Ended
	April 4, 2010	March 29, 2009	April 4, 2010	March 29, 2009

CONTRACT REVENUES	$77,344	$95,572	$150,531	$179,598

COST OF REVENUES	62,499	77,695	121,466	146,541

GENERAL AND ADMINISTRATIVE EXPENSES	4,355	6,128	8,760	11,916

RESEARCH AND DEVELOPMENT EXPENSES	2,922	2,366	5,279	4,138

INCOME FROM OPERATIONS	7,568	9,383	15,026	17,003

INTEREST INCOME, NET	7	(11)	7	(25)

INCOME BEFORE INCOME TAXES	7,575	9,372	15,033	16,978
PROVISION FOR INCOME TAXES	2,869	3,556	5,709	5,973
NET INCOME	$4,706	$5,816	$9,324	$11,005

EARNINGS PER SHARE (Basic)	$0.22	$0.27	$0.43	$0.51
EARNINGS PER SHARE (Diluted)	$0.21	$0.26	$0.42	$0.50

WEIGHTED-AVERAGE SHARES OUTSTANDING
Basic	21,865,320	21,713,793	21,816,641	21,691,082
Diluted	22,295,103	22,009,828	22,353,743	22,016,996

ARGON ST, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS (unaudited)
(In thousands)

	For the Six Months Ended
	April 4, 2010	March 29, 2009
Cash flows from operating activities
Net income	$9,324	$11,005
Adjustments to reconcile net income to net cash used in operating activities:
Depreciation and amortization	4,622	4,508
Claims resolution	-	640
Amortization of deferred costs	84	84
Deferred income tax expense (benefit)	(527)	448
Stock-based compensation	3,118	1,807
Other	102	(93)
Change in:
Accounts receivable, net	(31,167)	(26,032)
Inventory	(577)	(101)
Prepaids and other	961	1,929
Accounts payable and accrued expenses	(9,404)	7,855
Accrued salaries and related expenses	(77)	2,689
Deferred revenue	9,642	3,653
Income taxes	(3,430)	238
Other liabilities	698	(217)

Net cash provided by (used in) operating activities	(16,631)	8,413

Cash flows from investing activities
Acquisitions of property, equipment and software	(2,365)	(4,452)
Other activity	(204)	66

Net cash used in investing activities	(2,569)	(4,386)

Cash flows from financing activities
Stock repurchases	-	(1,498)
Payments on capital leases	(18)	(30)
Tax benefit of stock option exercises	188	4
Proceeds from exercise of stock options & SARs	416	171
Restricted shares reacquired in net share issuance	(212)	-
Proceeds from employee stock purchase plan exercises	269	251

Net cash provided by (used in) financing activities	643	(1,102)

Net decrease in cash and cash equivalents	(18,557)	2,925
Cash and cash equivalents, beginning of period	43,108	15,380
Cash and cash equivalents, end of period	$24,551	$18,305

ANNEX A:
ARGON ST, INC. AND SUBSIDIARIES
RECONCILIATION OF NON-GAAP FINANCIAL INFORMATION (unaudited)
(In thousands, except share and per share amounts)

	For the Three Months Ended		For the Six Months Ended
	April 4, 2010	March 29, 2009	April 4, 2010	March 29, 2009

Operating income	$7,568	$9,383	$15,026	$17,003

Claims resolution	-	640	-	640

Non-GAAP operating income	$7,568	$10,023	$15,026	$17,643

Net income	$4,706	$5,816	$9,324	$11,005
Provision for income taxes	2,869	3,556	5,709	5,973
Interest, net	(7)	11	(7)	25

Non-cash items:
Depreciation and amortization	2,410	2,547	4,706	4,592
Stock-based compensation	1,702	998	3,118	1,807
Claims resolution	-	640	-	640
Acquisition related retention compensation	400	300	800	600

Adjusted EBITDA	$12,080	$13,868	$23,650	$24,642

Net income	$4,706	$5,816	$9,324	$11,005

Claims resolution	-	404	-	404

Non-GAAP net income	$4,706	$6,220	$9,324	$11,409

Earnings per Share, diluted	$0.21	$0.26	$0.42	$0.50
Effect on EPS for claims resolution	-	0.02	-	0.02

Non-GAAP earnings per share, diluted	$0.21	$0.28	$0.42	$0.52

CONTACT:
Argon ST, Inc.
Investor Contact:
Aaron Daniels, 703-995-5610
ir@argonst.com
or
Media Contact:
Lori Hughes, 703-995-5610
media@argonst.com